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                                                                       EXHIBIT 4

                              POST PROPERTIES, INC.
                             (a Georgia corporation)
                                  Common Stock
                           (Par Value $.01 Per Share)

                                 TERMS AGREEMENT


                                                  Dated:  May 27, 1998

To:      Post Properties, Inc.
         One Riverside, Suite 800
         4401 Northside Parkway
         Atlanta, Georgia  30327


Ladies and Gentlemen:

         We understand that Post Properties, Inc. (the "Company") proposes to issue and sell 373,250 shares of its common stock, par value $0.01 per share (the "Common Stock"). Subject to the terms and conditions set forth or incorporated by reference herein, PaineWebber Incorporated (the "Underwriter") offers to purchase 373,250 shares of Common Stock. The Company is advised that the Underwriter intends to deposit the shares of Common Stock with the trustee of PaineWebber Equity Trust REIT Series I (A Unit Investment Trust) (the "Trust"), a registered unit investment trust under the Investment Company Act of 1940, as amended, for which the Underwriter acts as sponsor and depositor, in exchange for units in the Trust as soon after the execution and delivery of this Terms Agreement as in the judgment of the Underwriter is advisable.

         The Underwritten Securities shall have the following terms:

TITLE:  Common Stock
NUMBER OF SHARES:  373,250
INITIAL PUBLIC OFFERING PRICE PER SHARE:  $40.1875
PURCHASE PRICE PER SHARE:  $38.1781
LISTING REQUIREMENTS:  Approved for listing on the NYSE

CLOSING DATE AND LOCATION: June 1, 1998 at 9:00 a.m. at the offices of Hogan & Hartson L.L.P., 555 Thirteenth Street, N.W., Washington, D.C. 20004.

    All the provisions contained in the document attached as Annex A hereto entitled "Post Properties, Inc.--Common Stock, Preferred Stock and Depositary Shares--Purchase Agreement" are hereby incorporated by reference in their entirety herein and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Terms defined in such document are used herein as therein defined.


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         Please accept this offer no later than ____ p.m. (New York City time)
on May __, 1998 by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

                                          Very truly yours,


                                          PAINEWEBBER INCORPORATED



                                          By: David Jarvis
                                              ----------------------------------
                                              Name: David Jarvis
                                              Title: Managing Director


Accepted:

By: POST PROPERTIES, INC.


    By: Timothy A. Peterson
        --------------------------------------
        Name: Timothy A. Peterson
        Title: Executive Vice President